UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 14, 2012 (February 8, 2012)

Asbury Automotive Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31262	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

2905 Premiere Parkway NW, Suite 300 Duluth, GA	30097
(Address of principal executive offices)	(Zip Code)

(770) 418-8200
(Registrant's telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain      Officers; Compensatory Arrangements of Certain Officers

(c)    Compensatory Arrangements of Certain Officers

On February 8, 2012, the Board of Directors (the “Board”) of Asbury Automotive Group, Inc., a Delaware corporation (the “Company”), approved and adopted the Asbury Automotive Group, Inc. Amended and Restated 2002 Equity Incentive Plan (the “2002 Equity Incentive Plan”). The 2002 Equity Incentive Plan was previously amended and restated effective March 25, 2009, and was subsequently amended on February 17, 2010.
The 2002 Equity Incentive Plan was amended and restated primarily to implement a so-called “double-trigger” vesting provision with respect to any new awards granted under the 2002 Equity Incentive Plan. The “double-trigger” vesting provision generally provides that awards will not be accelerated upon a change of control of the Company if (1) an acquiror replaces or substitutes outstanding awards in accordance with the requirements of the 2002 Equity Incentive Plan and (2) a participant holding the replacement or substitute award is not involuntarily terminated within two years following the change of control. Awards previously granted under the 2002 Equity Incentive Plan will not be affected by the addition of the “double-trigger” vesting provision.
The 2002 Equity Incentive Plan amends and restates the prior Asbury Automotive Group, Inc. Amended and Restated 2002 Equity Incentive Plan, as it was subsequently amended, in its entirety. The foregoing summary of the 2002 Equity Incentive Plan is qualified in its entirety by reference to such Plan, filed as Exhibit 10.1 hereto and incorporated herein by reference.
In addition to the amendment and restatement of the 2002 Equity Incentive Plan, the corresponding restricted share award and performance share award agreements were revised to reflect changes to the Plan, and to include certain restrictive covenant provisions, including, without limitation, non-compete, non-solicitation and confidentiality provisions. The foregoing summary of these award agreements is qualified in its entirety by reference to the form of restricted share award agreement and performance share award agreement, filed hereto as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference.
Also on February 8, 2012, the Board approved the termination of the Asbury Automotive Group, Inc. Amended and Restated Wealth Accumulation Plan, a deferred compensation plan offered to certain highly-paid employees.
(b)    Departure of Director
On February 8, 2012, Michael J. Durham, who has served on the Board of Directors (the “Board”) of Asbury Automotive Group, Inc. (the “Company”) for over 9 years, notified the Board that he has elected not to stand for re-election at the Company's 2012 annual meeting of stockholders (the “2012 Annual Meeting”). Mr. Durham will, however, continue to serve as a member of Board until the 2012 Annual Meeting.
During his tenure on the Board, Mr. Durham has served in many roles, including as the Company's Non-Executive Chairman from January 2004 until February 2011, as a member of the Audit Committee from February 2003 until July 2006, and as Chair of the Governance and Nominating Committee from April 2005 until May 2007, and he remains a member of such Committee.  Mr. Durham has also served as a member of the Risk Management Committee since January 2009, and was appointed the Chair of the Risk Management Committee in February 2011.

As Mr. Durham completes his term on the Board, the Company wishes to express its appreciation for his many contributions and years of dedicated service.

On February 8, 2011, the Board also determined that, effective upon the expiration of Mr. Durham's term, the size of the Board shall be decreased from ten to nine directors.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description

10.1	Asbury Automotive Group, Inc. Amended and Restated 2002 Equity Incentive Plan

10.2	Form of Restricted Share Award Agreement

10.3	Form of Performance Share Award Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: February 14, 2012	By:	/s/ Craig T. Monaghan
	Name:	Craig T. Monaghan
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Asbury Automotive Group, Inc. Amended and Restated 2002 Equity Incentive Plan

10.2	Form of Restricted Share Award Agreement

10.3	Form of Performance Share Award Agreement